UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 20, 2023

South Dakota Soybean Processors, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50253	46-0462968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Caspian Avenue; PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

(605) 627-9240
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

Item 1.01 Entry into a Material Definitive Agreement.
On September 20, 2023, we entered into an Amended and Restated Credit Agreement ("Restated Credit Agreement") with our lender, CoBank, ACB of Greenwood Village, Colorado, which amends and restates our existing Credit Agreement dated December 28, 2016, amends and restates our revolving term note dated April 27, 2022 ("Restated Revolving Note"), and creates a new multiple advance term note ("Advance Term Note"). See Item 2.03, the information of which is herein incorporated by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Under the Restated Credit Agreement, our minimum working capital covenant is increased from $15 million to $17 million, our debt service coverage-ratio remains at 1.2 to 1 but the definition is revised to accommodate an increase in annual debt payments, and we are permitted to invest up to $110 million into High Plains Partners, LLC, a subsidiary which is part of a joint venture to construct and operate a new multi-seed processing facility in Mitchell, South Dakota. All other material items and conditions under the restated credit agreement dated December 28, 2016, remain the same following the Restated Credit Agreement.
Under the Restated Revolving Note, the semi-annual repayments on our $12 million loan decrease from $2 million to $600,000 starting on September 20, 2023. All other material items and conditions under the revolving term note dated April 27, 2022, remain the same following the Restated Revolving Term Note.
Under the Advance Term Note, we may borrow up to $90 million until August 1, 2024, the proceeds of which are to used to finance our investment in High Plains Partners, LLC. Semi-annual payments of $4.5 million will begin on October 20, 2024, and interest will accrue under a variable rate option which is set daily by CoBank. We also have a fixed rate option if we desire to elect.
The Restated Credit Agreement, Restated Revolving Term Note, and Advance Term Note are included as Exhibits in this report.
Item 9.01 Financial Statements and Exhibits.
(a)None.
(b)None.
(c)None.
(d)Exhibits

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement (Restated Credit Agreement dated September 20, 2023
10.2	Amended and Restated Revolving Term Note (Restated Revolving Note) dated September 20, 2023
10.3	Multiple Advance Term Promissory Note (Advance Term Note) dated September 20, 2023
104	Cover Page Interactive Data File (embedded within he Inline XBRL document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: September 22, 2023	/s/ Mark Hyde
Mark Hyde, Chief Financial Officer